SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2009

CARBON SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-144931	24-5451302
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

5511C Ekwill Street, Santa Barbara, California 93111
 (Address of principle executive offices)

(805) 456-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2009, Daniel Nethercott was appointed as Director of Carbon Sciences, Inc. (the “Company”).

Mr. Nethercott, age 49 has been a real estate professional for more than two decades.  He is currently the President of Redfern Development and acts as the principal liaison to investors, partnerships and directing boards, both public and private.  Before forming Redfern Development in 2004 he spent the majority of his career in executive management positions, including over 10 years as a Senior Vice President and Partner for the Grupe Company from 1995 to 2004, one of the largest commercial and residential developers in Northern California.  His extensive entrepreneurial experience also includes being a founding partner of NEKO Industries and an investor and founding board member of InMotx Robotics, a world leader in automated handling of natural products.  Mr. Nethercott received his BA in Finance from Brigham Young University prior to attending graduate school at the Arizona State University School of Business.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carbon Sciences

Date: December 23, 2009	By:	/s/ Byron Elton
Byron Elton
Chief Executive Officer